Exhibit 99.1

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(With Independent Auditors’ Report Thereon)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

KPMG LLP

Suite 3100

717 North Harwood Street

Dallas, TX 75201-6585

Independent Auditors’ Report

The Board of Directors

TCFS Holdings, Inc.

We have audited the accompanying consolidated balance sheets of TCFS Holdings, Inc. and subsidiaries (the Company) as of November 4, 2006 and November 3, 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three-year period ended November 3, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TCFS Holdings, Inc. and subsidiaries as of November 4, 2006 and November 3, 2007, and the results of their operations and their cash flows, for each of the years in the three-year period ended November 3, 2007, in conformity with U.S. generally accepted accounting principles.

February 4, 2008

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

November 4, 2006 and November 3, 2007

(In thousands, except share amounts)

	2006	2007
Assets
Current assets:
Cash and cash equivalents	$7,187	10,821
Accounts receivable	11,112	11,914
Inventories, net	12,577	14,520
Prepaids	1,692	1,007

Total current assets	32,568	38,262

Property and equipment, net	78,897	83,275

Other assets:
Goodwill	2,430	2,964
Intangible assets, net	98	80
Deferred income taxes	66	53
Other noncurrent assets	2,377	2,019

Total other assets	4,971	5,116

Total assets	$116,436	126,653

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$24,960	25,899
Accrued expenses and other current liabilities	9,570	9,349
Current portion of long-term debt	5,728	11,623
Current portion of notes payable to related parties	2,397	2,397
Dividends payable	1,612	—
Income taxes payable	1,103	411
Current deferred income taxes	476	567

Total current liabilities	45,846	50,246

Long-term debt, net of current portion	104,908	100,714
Notes payable to related parties, net of current portion	19,095	16,698
Other noncurrent liabilities	405	725

Total long-term liabilities	124,408	118,137

Commitments and contingencies

Stockholders’ deficit:
Common stock, $.01 par value, authorized 60,000,000 shares; issued 6,000,000 shares and outstanding 4,610,557 shares as of November 4, 2006; issued 6,000,000 shares and outstanding 4,538,990 shares as of November 3, 2007	60	60
Deficit paid-in capital	(75,478)	(75,478)
Treasury stock, at cost, 1,389,443 shares at November 4, 2006 and 1,461,010 shares at November 3, 2007	(5,073)	(6,391)
Retained earnings	26,673	40,079

Total stockholders’ deficit	(53,818)	(41,730)

Total liabilities and stockholders’ deficit	$116,436	126,653

See accompanying notes to consolidated financial statements.

2

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations

Years ended October 29, 2005, November 4, 2006 and November 3, 2007

(In thousands)

	2005	2006	2007
Revenues:
Merchandise sales	$187,063	208,685	237,009
Motor fuel sales	408,604	540,748	636,587
Other	4,485	6,046	8,437

Total revenues	600,152	755,479	882,033

Cost of sales:
Merchandise	122,704	136,753	157,609
Motor fuel	377,398	504,683	591,180

Total cost of sales	500,102	641,436	748,789

Gross profit	100,050	114,043	133,244

Operating expenses:
Personnel	31,358	34,291	37,205
General and administrative	7,633	8,610	9,606
Operating	27,417	30,612	37,102
Rent	1,196	1,253	1,455
Gain on disposal of assets	(499)	—	(40)
Depreciation and amortization	9,224	10,131	12,507

Total operating expenses	76,329	84,897	97,835

Income from operations	23,721	29,146	35,409
Interest expense, net	(13,296)	(13,104)	(13,486)

Income before income taxes	10,425	16,042	21,923
Income tax expense	4,072	6,121	8,515

Net income	$6,353	9,921	13,408

See accompanying notes to consolidated financial statements.

3

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

Years ended October 29, 2005, November 4, 2006 and November 3, 2007

(In thousands)

	Common Stock		Deficit paid-in capital	Treasury Stock	Retained Earnings	Total
	Shares	At par
Balance at October 30, 2004	6,000	$60	(75,580)	(2,988)	12,334	(66,174)
Net income	—	—	—	—	6,353	6,353
Purchase of treasury stock	—	—	—	(943)	—	(943)
Sale of treasury stock	—	—	102	1,599	—	1,701
Dividend	—	—	—	—	(323)	(323)

Balance at October 29, 2005	6,000	60	(75,478)	(2,332)	18,364	(59,386)
Net income	—	—	—	—	9,921	9,921
Purchase of treasury stock	—	—	—	(3,549)	—	(3,549)
Sale of treasury stock	—	—	—	808	—	808
Dividend	—	—	—	—	(1,612)	(1,612)

Balance at November 4, 2006	6,000	60	(75,478)	(5,073)	26,673	(53,818)
Net income	—	—	—	—	13,408	13,408
Purchase of treasury stock	—	—	—	(2,121)	—	(2,121)
Sale of treasury stock	—	—	—	803	—	803
Dividend	—	—	—	—	(2)	(2)

Balance at November 3, 2007	6,000	$60	(75,478)	(6,391)	40,079	(41,730)

See accompanying notes to consolidated financial statements.

4

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cash Flows

Years ended October 29, 2005, November 4, 2006 and November 3, 2007

(In thousands)

	2005	2006	2007
Cash flows from operating activities
Net income	$6,353	9,921	13,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	9,441	10,351	12,910
Loss (gain) on disposal of property	(499)	—	(40)
Deferred income taxes	(297)	(699)	104
LIFO provision	1,307	195	2,393
Changes in operating assets and liabilities:
Receivables	(3,611)	(749)	(802)
Inventories	(850)	(1,331)	(4,336)
Prepaid expenses	336	166	685
Other noncurrent assets	29	(9)	(7)
Income tax payable	990	113	(692)
Accounts payable	2,176	5,231	939
Accrued liabilities	1,010	(279)	(221)
Other noncurrent liabilities	—	—	(16)

Net cash provided by operating activities	16,385	22,910	24,325

Cash flows from investing activities
Purchases of property and equipment	(13,409)	(20,899)	(15,289)
Proceeds from disposal of property and equipment	1,338	1	299
Purchase of business, net of cash acquired	(2,850)	(9,131)	(2,035)

Net cash used in investing activities	(14,921)	(30,029)	(17,025)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	12,600	7,500
Proceeds from notes payable	3,400	—	—
Payments on long-term debt	—	(4,718)	(5,799)
Payments on notes payable	(4,558)	(2,397)	(2,397)
Loan origination costs	(26)	(68)	(38)
Purchases of treasury stock	(943)	(3,549)	(2,121)
Sales of treasury stock	1,701	808	803
Dividend paid	—	(323)	(1,614)

Net cash provided by (used in) financing activities	(426)	2,353	(3,666)

Net (decrease) increase in cash	1,038	(4,766)	3,634
Cash and cash equivalents at beginning of year	10,915	11,953	7,187

Cash and cash equivalents at end of year	$11,953	7,187	10,821

Supplemental disclosure of cash flow information:
Interest paid	$12,834	13,835	13,141
Income taxes paid	3,160	6,740	9,092

See accompanying notes to consolidated financial statements.

5

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(1)	Organization and Principles of Consolidation

The consolidated financial statements are composed of TCFS Holdings, Inc. (TCFS Holdings or Company), a Texas corporation, and its consolidated subsidiaries, which operate convenience stores and grocery stores and distribute motor fuels in West Texas and Eastern New Mexico. The Company was formed in June 1999 to serve as a holding company for Town & Country Food Stores, Inc. (Town & Country).

All significant intercompany accounts and transactions have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

(a)	Fiscal Year

The Company’s fiscal year is 52 or 53 weeks and ends on the Saturday closest to October 31. All references to 2007 refer to the 52-week period ended November 3, 2007. All references to 2006 refer to the 53-week period ended November 4, 2006. All references to 2005 refer to the 52-week period ended October 29, 2005.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Acquisition Accounting

Acquisitions are accounted for under the purchase method of accounting whereby purchase price is allocated to assets acquired and liabilities assumed based on fair value. Excess of purchase price over fair value of net assets acquired is recorded as goodwill. The Consolidated Statements of Operations for the fiscal years presented include the results of operations for each of the acquisitions from the date of acquisition.

(d)	Segment Reporting

The Company primarily operates its business in one segment, retail convenience stores. The retail segment, Town & Country, operates retail convenience stores in West Texas and Eastern New Mexico that sell merchandise, prepared food and motor fuel, and also offer a variety of services including car washes, lottery, ATM, money orders, check cashing, and pay phones. The Company also operates seven small grocery stores in rural communities and acquired a small wholesale business in September 2006. Neither of these businesses are material to the Company’s operations and therefore no separate segment disclosure is provided.

(e)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

6	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(f)	Accounts Receivable

The majority of the trade receivables are from credit cards and wholesale fuel customers. Credit is extended based on evaluation of the customer’s financial condition. Receivables are recorded at face value, without interest or discount. The Company uses the specific write-off method of accounting for uncollectible accounts and returned checks and any allowance necessary would be immaterial.

(g)	Inventories

Inventories are valued at the lower of cost (using the last-in, first-out (LIFO) cost method) or market, determined by the retail inventory method. The lower of cost or market is determined on an aggregate basis for similar types of merchandise. As a result of using LIFO, the Company recognized a charge to cost of sales of $1,307, and $195 and $2,393 for the years ended October 29, 2005, November 4, 2006 and November 3, 2007, respectively.

(h)	Property and Equipment

Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Maintenance and repairs are charged to operations as incurred. Gains or losses on the disposition of property and equipment are recorded in the period incurred.

All costs associated with construction in progress are capitalized and subject to depreciation when each project is completed. Interest is capitalized for construction in progress. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s useful life.

Depreciation is computed on a straight-line basis over the useful lives of the assets, estimated to be fifteen years for buildings, three to seven years for equipment, and three to five years for transportation equipment. Amortization of leasehold improvements is based upon the shorter of the remaining terms of the leases including renewal periods that are reasonably assured at the inception of the lease, or the estimated useful lives. Total depreciation and amortization expense for the years ended October 29, 2005, November 4, 2006 and November 3, 2007 was $9,224, $10,131 and $12,507 respectively.

(i)	Long-Lived Assets

Long-lived assets (including intangible assets) are tested for possible impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If indicators exist, the estimated undiscounted future cash flows related to the asset are compared to the carrying value of the asset. If the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value. The impairment loss calculations require management to apply judgment in estimating future cash flows and the discount rates that reflect the risk inherent in future cash flows.

7	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(j)	Deferred Debt Costs

Capitalized costs associated with obtaining long-term financing are amortized to interest expense over the term of the related debt. Capitalized costs charged against income for the years ended October 29, 2005, November 4, 2006 and November 3, 2007 was $217, $218 and $403 respectively.

(k)	Goodwill

Goodwill represents the excess of cost over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting units and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, additional valuations would be performed to determine in any goodwill impairment exists.

(l)	Other Intangible Assets

Other intangible assets consist of non-compete agreements. We account for other intangible assets acquired through business combinations in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), and SFAS No. 142. SFAS No. 141 clarifies the criteria in recognizing other intangible assets separately from goodwill in a business combination. Separable intangible assets that are not determined to have an indefinite life will continue to be amortized over their useful lives and assessed for impairment under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”).

(m)	Advertising Costs

Advertising costs are expensed when incurred and were approximately $812, $889, and $1,215 for the fiscal years ended 2005, 2006 and 2007, respectively. Advertising costs are reflected in operating expenses in the consolidated statements of operations.

(n)	Insurance

The Company uses a combination of self-insurance and third-party insurance with predetermined deductibles that cover certain insurable risks. The Company’s share of its employee injury plan and general liability losses is recorded for the aggregate liabilities for claims reported, and an estimate of the cost of claims incurred but not reported, based on independent actuarial estimates and historical experience. The Company also estimates the cost of health care claims that have been incurred but not reported, based on historical experience.

8	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(o)	Asset Retirement Obligations

The estimated future cost to remove an underground storage tank is recognized over the estimated useful life of the storage tank in accordance with the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. The Company records a discounted liability for the fair value of an asset retirement obligation with a corresponding increase to the carrying value of the related long-lived asset at the time an underground storage tank is installed. The Company amortizes the amount added to property and equipment and recognizes accretion expense in connection with the discounted liability over the remaining life of the tank. Estimates of the anticipated future costs for removal of an underground storage tank are based on prior experience with removal.

(p)	Revenue Recognition

Revenues from convenience store, grocery store, and wholesale motor fuel sales are recognized at the time of sale or when fuel is delivered to the customer.

(q)	Vendor Allowances and Rebates

The Company receives payments for vendor allowances, volume rebates, and other supply arrangements in connection with various programs. Earned payments are recorded as a reduction to cost of sales to which the particular payment relates. Unearned payments are deferred and amortized as earned over the term of the respective agreement.

(r)	Lease Accounting

The Company leases a portion of its convenience store properties under noncancelable operating leases, whose initial terms are typically 10 to 20 years, along with options that permit renewals for additional periods. Minimum rent is expensed on a straight-line basis over the term of the lease including consideration of rent holidays and tenant improvement allowances received from the landlord, applicable rent escalations over the lease term, and renewal periods that are reasonably assured at the inception of the lease. In addition to minimum rental payments, certain leases require additional payments based on sales volume. The Company is typically responsible for payment of real estate taxes, maintenance expenses and insurance. The commencement date of the rent expense is the earlier of the date the Company became legally obligated for the rent payments or the date when we take possession of the property for construction purposes.

(s)	Treasury Stock

Treasury stock purchases and sales are recorded at cost. Treasury stock held at year-end is recorded as a reduction to stockholders’ equity.

9	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(t)	Income Taxes

Pursuant to SFAS No. 109, Accounting for Income Taxes, the Company recognizes deferred income tax liabilities and assets for the expected future income tax consequences of temporary differences between financial statement carrying amounts and the related income tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted. The Company files a consolidated tax return with its subsidiaries.

(u)	Motor Fuel and Sales Taxes

Certain motor fuel and sales taxes are collected from customers and remitted to governmental agencies either directly or through suppliers by the Company. Taxes on retail fuel sales were approximately $33,252, $34,625, and $38,420 for the fiscal years ended 2005, 2006, and 2007, respectively, and are included in gross fuel sales and cost of fuel sold in the accompanying consolidated statements of operations. Sales taxes on retail sales are reported net in merchandise sales and cost of merchandise sales in the accompanying consolidated statements of operations.

(v)	Fair Value of Financial Instruments

Cash, accounts receivable, certain other current assets, accounts payable, and accrued expenses and other current liabilities are reflected in the consolidated financial statements at fair value because of the short-term maturity of the instruments.

The carrying amount of long-term debt approximates fair value because the Company’s current borrowing rate does not materially differ from market rates for similar bank borrowings.

(w)	Reclassification

Certain prior year balances have been reclassified for comparative purposes.

(x)	New Accounting Pronouncements

SFAS No. 157

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for its measurement and expands disclosures about fair value measurements. We use fair value measurements to measure, among other items, purchased assets and investments, leases and derivative contracts. We also use them to assess impairment of properties, plants and equipment, intangible assets and goodwill. The Statement does not apply to share-based payment transactions and inventory pricing. This Statement is effective January 1, 2008. The Company is currently evaluating the impact, if any, on the financial statements.

10	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

SFAS No. 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement allows entities to voluntarily close, at specified election dates, to measure many financial assets and liabilities at fair value. SFAS No. 159 is effective as of the beginning of our 2008 fiscal year. The Company is currently evaluating the impact, if any, on the financial statements.

FASB Interpretation No. 48

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the application of FASB Statement No. 109 by providing guidance on the recognition and measurement of an enterprise’s tax positions taken in a tax return. FIN 48 additionally clarifies how an enterprise should account for a tax position depending on whether the position is ‘more likely than not’ to pass a tax examination. The interpretation provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company will be required to adopt FIN 48 in the fiscal year beginning November 4, 2007. The Company is evaluating FIN 48 and does not expect that the adoption of FIN 48 will have a material effect on the financial statements.

(3)	Acquisitions

In September 2006, the Company completed the acquisition of the assets of Shelton Oil & Gas Co., Inc., for a total purchase price of $8.4 million. The assets acquired included 11 convenience stores and a wholesale distribution business. The $8.4 million purchase price consisted of $0.1 million in non-compete agreements, $7.8 million in property and equipment and $0.5 million in goodwill. During the current year, purchase accounting allocations were finalized which resulted in an additional $0.5 million of goodwill being recorded.

In June 2007, the Company purchased assets from Regal Oil Company which consisted of 1 convenience store, car wash and lube center for total consideration of approximately $1.5 million. Fixed assets of $1.5 million were recorded and no goodwill was recognized. No liabilities were assumed as part of this transaction.

(4)	Accounts Receivable

Accounts receivable consisted of the following:

	November 4, 2006	November 3, 2007
	(in thousands)
Accounts receivable, trade	$3,284	2,679
Receivable from credit card accounts	6,440	7,900
Vendor receivables for rebates, branding, and others	1,332	1,239
Other receivables	56	96

Accounts receivables	$11,112	11,914

11	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(5)	Inventories

Inventories consisted of the following:

	November 4, 2006	November 3, 2007
	(In thousands)
At FIFO:
Merchandise	$11,627	12,375
Motor Fuel	4,718	8,306

Total FIFO inventories	16,345	20,681
LIFO reserve	(3,768)	(6,161)

Total inventories at LIFO value	$12,577	14,520

(6)	Property, Plant, and Equipment

Property, plant, and equipment consisted of the following:

	November 4, 2006	November 3, 2007
	(In thousands)
Land	$25,326	26,638
Building and leasehold improvements	69,547	74,702
Equipment	74,759	84,096
Vehicles	3,958	4,416
Construction in progress	3,018	850

	176,608	190,702
Less accumulated depreciation	(97,711)	(107,427)

Total	$78,897	83,275

12	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(7)	Accrued Expenses and Other Current Liabilities

Current accrued expenses and other current liabilities consisted of the following:

	November 4, 2006	November 3, 2007
	(In thousands)
Property and sales tax	$2,525	2,651
Payroll and employee benefits	3,823	4,676
Interest payable	168	110
Deposits and other	3,054	1,912

Total	$9,570	9,349

(8)	Long-Term Debt

	November 4, 2006	November 3, 2007
	(In thousands)
Secured promissory notes payable to a financial institution in monthly installments of $1,103, including interest, maturing in 2018 bearing interest at a fixed rate of 10.04% per annum, collateralized by equipment, inventory, furniture, machinery and fixtures	$91,632	87,409
Secured revolving note payable to financial institutions in monthly installments of $92, including interest, maturing in 2008, bearing interest at 9.48% (4.10% base rate plus LIBOR) at November 4, 2006 and 9.23% at November 3, 2007. Total availability to the Company under the note is $10,000 with $3,605 and $4,154 unused and available as of November 4, 2006 and November 3, 2007.	6,394	5,846
Secured long-term loan payable to a financial institution in monthly installments of $114, including interest, maturing in 2022 bearing interest at 6.82% (adjusted LIBOR rate) at November 4, 2006 and 6.82% at November 3, 2007, collateralized by property and equipment	12,600	19,082
Capital lease obligation maturing in 2007, bearing interest at 11.5% per annum	10	—

Total long-term debt	110,636	112,337
Less current portion	(5,728)	(11,623)

Long-term debt, net of current portion	$104,908	100,714

13	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

Scheduled maturities of long-term debt at November 3, 2007 are as follows (in thousands):

2008	$11,623
2009	6,268
2010	6,810
2011	7,409
2012	19,113
Thereafter	61,114

$112,337

(a)	Secured Promissory Notes Payable

The secured promissory notes contain various restrictive covenants and compliance requirements, which include: (1) maintenance of minimum and target financial coverage ratios including maintaining a minimum free cash coverage ratio, as defined, of 1.10, (2) limiting the incurrence of additional indebtedness, and (3) restrictions on dispositions, distributions, and transactions with affiliates. The Company was in compliance with all restrictive covenants and compliance requirements at November 4, 2006 and November 3, 2007.

(b)	Secured Revolving Note Payable

The Company entered into a $10,000 secured revolving note, which is collateralized by equipment, inventory, furniture, machinery, and fixtures. The secured revolving promissory notes contain various restrictive covenants and compliance requirements, which include: (1) maintenance of minimum and target financial coverage ratios including maintaining a minimum free cash coverage ratio, as defined, of 1.10, (2) limiting the incurrence of additional indebtedness, and (3) restrictions on dispositions, distributions, and transactions with affiliates. The Company was in compliance with all restrictive covenants and compliance requirements at November 4, 2006 and November 3, 2007.

(c)	Secured Long-Term Loan Payable

The secured long-term loan contains various restrictive covenants and compliance requirements which include: (1) maintenance of a fixed charge coverage ratio greater than or equal to 1.00 to 1.00 as of the last day of each fiscal quarter, subject to provisions, (2) maintenance of a senior debt leverage ratio less than or equal to 3.75 to 1.00 as of the last day of each fiscal quarter, and (3) maintenance of a total leverage ratio less than or equal to 4.00 to 1.00 as of the last day of each fiscal quarter. The Company was in compliance with all restrictive covenants and compliance requirements at November 4, 2006 and November 3, 2007.

(d)	Line of Credit

On May 1, 2004, the Company entered into a $6,500 line of credit with a financial institution originally maturing on June 30, 2007 and increased the line of credit to $11,500 with a new maturity date of July 31, 2009. The line of credit is collateralized by certain real estate, inventory, and receivables. There were no amounts outstanding as of November 4, 2006 and November 3, 2007.

14	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(9)	Related-Party Transactions

(a)	Related Party Notes

Notes payable to related parties are as follows:

	November 4, 2006	November 3, 2007
	(In thousands)
Subordinated promissory note payable to former stockholder in semi-annual installments of $377 beginning April 15, 2005, maturing October 15, 2009, bearing interest at a fixed rate of 12% per annum, uncollateralized	$2,262	1,507
Subordinated promissory note payable to former stockholder in semi-annual installments of $220 beginning April 15, 2012, maturing October 15, 2016, bearing interest at a fixed rate of 12% per annum, uncollateralized	2,200	2,200
Subordinated promissory note payable to former stockholder in semi-annual installments of $46 beginning April 15, 2006, maturing October 15, 2010, bearing interest at a fixed rate of 12% per annum, uncollateralized	369	277
Subordinated promissory note payable to former stockholder in semi-annual installments of $33 beginning April 15, 2010, maturing October 15, 2016, bearing interest at a fixed rate of 12% per annum, uncollateralized	330	330
Subordinated promissory note payable to former stockholder in semi-annual installments of $575 beginning April 15, 2006, maturing October 15, 2015, bearing interest at a fixed rate of 12% per annum, uncollateralized	10,356	9,206
Subordinated promissory note payable to former stockholder in semi-annual installments of $200 beginning April 15, 2006, maturing October 15, 2010, bearing interest at a fixed rate of 12% per annum, uncollateralized	1,600	1,200
Subordinated promissory note payable to former stockholder in semi-annual installments of $150 beginning April 15, 2010, maturing October 15, 2014, bearing interest at a fixed rate of 12% per annum, uncollateralized	1,500	1,500

15	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

	November 4, 2006	November 3, 2007
	(in thousands)
Subordinated promissory note payable to former stockholder in semi-annual installments of $150 beginning April 15, 2010, maturing October 15, 2014, bearing interest at a fixed rate of 12% per annum, uncollateralized	$1,500	1,500
Subordinated promissory note payable to former stockholder in semi-annual installments of $88 beginning April 15, 2014, maturing October 15, 2019, bearing interest at a fixed rate of 10% per annum, uncollateralized	875	875
Subordinated promissory note payable to former stockholder in semi-annual installments of $25 beginning April 15, 2012, maturing October 15, 2016, bearing interest at a fixed rate of 12% per annum, uncollateralized	250	250
Subordinated promissory note payable to former stockholder in semi-annual installments of $25 beginning April 15, 2012, maturing October 15, 2016, bearing interest at a fixed rate of 12% per annum, uncollateralized	250	250

Total long-term debt	21,492	19,095
Less current portion	(2,397)	(2,397)

Long-term debt, net of current portion	$19,095	16,698

Scheduled maturities of notes payable to related parties at November 3, 2007 are as follows (in thousands):

2008	$2,397
2009	2,397
2010	1,643
2011	1,151
2012	2,356
Thereafter	9,151

$19,095

16	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(b)	Treasury Stock

The Company’s board of directors approved an Employee Stock Purchase Plan (the Plan) in February of 2002. The Plan allows substantially all of the employees of Town & Country to purchase stock using a formula that estimates the “enterprise value” of the Company. The enterprise value for the periods ending November 4, 2006 and November 3, 2007 was $11.47 and $18.46, respectively.

Company employees and former employees sold 309,355 shares of stock back to the Company for $11.47 during the year ending November 4, 2006 and 114,549 and 600 shares of stock were sold back to the Company for $18.46 and $11.47, respectively, during the year ending November 3, 2007. The total amount of treasury stock purchased by the Company was $3,549 and $2,121 for the periods ending November 4, 2006 and November 3, 2007, respectively.

Company employees and former employees purchased 70,406 and 43,582 shares of stock from the Company for $11.47 and $18.46 per share for the periods ending November 4, 2006 and November 3, 2007, respectively.

(c)	Other

For the years ended November 4, 2006 and November 3, 2007, the Company paid approximately $273 and $273, respectively to related parties for the lease of six store locations.

(10)	Common Stock

Effective January 25, 2006, the Company declared a 6:1 common stock split. The common stock split has been retroactively reflected in the financial statements.

(11)	Benefit Plans

(a)	401(k)

In September 1999, the Company established an employee 401(k) profit sharing plan which covers substantially all of its eligible employees. Employees may contribute up to 15% of their base salary up to a maximum amount as determined by Internal Revenue Service regulations. The Company’s contributions to the 401(k) profit sharing plan consist of matching contributions, 50% of the employee’s contributions up to 6% of the employee’s annual salary. Employee contributions are fully vested at all times. Employer contributions are fully vested upon retirement or after five years of service. For the years ended October 29, 2005, November 4, 2006 and November 3, 2007, the Company contributed $238, $218 and $215, respectively.

(12)	Income Tax

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between amounts reported for financial statement purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

17	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

Components of the Company's income tax benefit and are as follows:

	October 29, 2005	November 4, 2006	November 3, 2007
	(In thousands)
Current:
Federal	$4,015	6,282	7,380
State	354	538	1,030

Total current income tax expense	4,369	6,820	8,410
Deferred:
Federal	(273)	(644)	96
State	(24)	(55)	9

Total deferred tax expense (benefit)	(297)	(699)	105

Net income tax expense	$4,072	6,121	8,515

A reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

	Years Ended
	October 29, 2005	November 4, 2006	November 3, 2007
	(In thousands)
Tax at statutory federal rate	$3,548	5,615	7,673
State and local tax, net of federal benefit	498	494	1,025
True-up of prior year taxes	—	—	(167)
Permanent and other differences	26	12	(16)

Tax expense per financial statement	$4,072	6,121	8,515

18	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

Components of deferred tax assets and (liabilities) are as follows:

	November 4, 2006	November 3, 2007
	(In thousands)
Current deferred tax assets (liabilities):
Inventories	$94	117
Prepaid insurance	(368)	(482)
Accrued property tax	(202)	(202)

	$(476)	(567)

	November 4, 2006	November 3, 2007
	(In thousands)
Noncurrent deferred tax assets (liabilities):
Depreciation	$(281)	(407)
Asset retirement obligation	15	140
Pension	23	11
Self-constructed assets	309	309

	$66	53

The Company considered its historical taxable income and its estimates of future taxable income and determined that the deferred tax assets are more likely than not to be realized and as a result, no valuation allowance has been established.

(13)	Commitments and Contingencies

(a)	Leases

The Company leases land, building and store equipment under long-term operating leases expiring in various years through 2021. Certain leases require additional rent in excess of base amounts based upon sales. Contingent rent for the year ended October 29, 2005 was $66. No contingent rent was paid for the years ended November 4, 2006 and November 3, 2007. For the years ended October 29, 2005, November 4, 2006 and November 7, 2007, operating lease expense totaled approximately $966, $1,025 and $1,455, respectively. Certain lease agreements provide for renewal options at the Company’s option on substantially the same terms as the original lease, and some provide for rent escalation clauses based on the occurrence of specific economic events.

19	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

As of November 3, 2007, noncancellable base lease rental amounts required to be paid by the Company pursuant to lease contracts for future fiscal years are as follows:

	Third Party	Related party	Total
	(In thousands)
2008	$768	273	1,041
2009	722	273	995
2010	654	273	927
2011	621	268	889
2012	580	246	826
Thereafter	2,199	996	3,195

Total	$5,544	2,329	7,873

(b)	Letters of Credit

The Company was contingently liable for $4,280 and $4,280 related to irrevocable letters of credit required by various insurers and suppliers at November 4, 2006 and November 3, 2007.

20	(Continued)

TCFS HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

November 4, 2006 and November 3, 2007

(c)	Environmental Compliance

The Company’s gasoline retail business is governed by federal, state, and local environmental laws. These laws may require the Company to remove or mitigate the environmental effects caused by gasoline spills or underground storage tank leakages. Both Texas and New Mexico have clean-up funds established for the sharing or reimbursement of remediation costs in excess of $5 and $10, respectively, for each site in which remediation action is required. The Company has an active program of monitoring its underground gasoline storage facilities and equipment to ensure environmental compliance. Management believes the Company is substantially in compliance with environmental requirements at November 3, 2007. Management believes adequate liabilities have been established to fund any nonreimbursed remediation costs.

(14)	Major Suppliers

For the years ended October 30, 2005, November 4, 2006 and November 3, 2007, the Company had one supplier that provided approximately 58%, 29% and 53%, respectively, of its merchandise (other than gasoline). For the year ended October 29, 2005, the Company had four suppliers that furnished approximately 22%, 17%, 14% and 14% of its gasoline. For the year ended November 4, 2006, the Company had four suppliers that furnished approximately 18%, 13%, 12% and 10% of its gasoline. For the year ended November 3, 2007, the Company had four suppliers that furnished approximately 22%, 18%, 14% and 13% of its gasoline. Based on the availability of other suppliers in the area, the Company does not believe its operations would be materially affected by the loss of any supplier.

(15)	Asset Retirement Obligations

Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, requires the Company to recognize a liability for the present value of all legal obligations associated with the retirement of tangible long-lived assets and to capitalize an equal amount as a cost of the asset and depreciate the additional cost over the estimated useful life of the asset.

At November 3, 2007, the asset retirement obligation related to the Company’s legal obligation to remove underground storage tanks was $418. Accretion expense for the asset retirement obligation for the years ended October 29, 2005, November 4, 2006 and November 3, 2007 was $24, $28 and $29, respectively, and is classified in depreciation and amortization expense in the consolidated statement of operations. During fiscal 2007, the Company updated its estimate of the expected cost to retire underground storage tanks. As a result, an additional liability of $307 was recorded in the year ended November 3, 2007.

(16)	Subsequent Events

On November 13, 2007, 100% of the issued and outstanding capital stock of the Company was acquired by Susser Holdings Corporation and TCFS Acquisition Corporation, a wholly-owned indirect subsidiary of Susser Holdings Corporation for total merger consideration (after adjustments) of approximately $359.2 million, which included the repayment or defeasance of approximately $118.5 million of net debt of the Company and its subsidiaries.

21